UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date earliest event reported): September 30, 2008

SLM CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-13251	52-2013874
(State or other jurisdiction of formation)	(Commission File Numbers)	(I.R.S. employer Identification No.)

12061 Bluemont Way
Reston, VA 20190
(Address of registrant’s principal executive offices)

Registrant’s telephone number including are code: (703) 810-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below);

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Effective as of September 30, 2008, SLM Corporation (the “Company”) completed its voluntary reduction of the commitments under its FFELP student loan asset-backed commercial paper conduit facilities. The commitments were reduced from approximately $26 billion to approximately $21.9 billion. The portion of the facilities reduced was unused. There were no changes to interest rates, maturity or other terms of the facilities.

As discussed in the Form 8-K filed on August 28, 2008, the Company took these steps after an analysis of its ongoing liquidity needs and following its acceptance and funding under the Department of Education’s Loan Participation Purchase Program. For the academic year 2008-2009, the Company expects to utilize the Participation Program to fund all eligible Stafford and PLUS loan originations.

In connection with the reduction of the FFELP commitments, the Company received fee rebates of approximately $10.2 million. Rebated fees will be amortized as a reduction of interest expense beginning on the amendment’s effective date through the maturity date of the facilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the issuing entity has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: SLM CORPORATION

	By:	/s/ Michael E. Sheehan
Dated: October 4, 2008	Name:	Michael E. Sheehan
	Title:	Senior Vice President and General Counsel